UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant  [x]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[x]	Definitive Additional Materials
[ ]	Soliciting Material under §240.14a-12

FuelCell Energy, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]	No fee required.
[ ]	Fee paid previously with preliminary materials.
[ ]	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

On May 9, 2023, the following information was sent via email and U.S.P.S. First-Class mail to certain beneficial owners of FuelCell Energy, Inc.’s common stock who, as of May 8, 2023, have not voted their shares according to the records of FuelCell Energy, Inc.

May 9, 2023

Dear FuelCell Energy Stockholder,

FuelCell Energy’s Annual Meeting of Stockholders has been adjourned until May 22, 2023 at 1:00 p.m., Eastern Time, in order to solicit additional proxies with respect to the proposals set forth in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on February 17, 2023 (the “2023 Proxy Statement”). At that time, the Annual Meeting will be reconvened to vote on the following proposals, as further described in the 2023 Proxy Statement:

1.	To elect the seven director nominees named in the 2023 Proxy Statement (“Proposal 1”)
2.	To ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending October 31, 2023 (“Proposal 2”)
3.	To approve the amendment and restatement of the 2018 Employee Stock Purchase Plan (“Proposal 3”)
4.	To approve the amendment and restatement of the Second Amended and Restated 2018 Omnibus Incentive Plan (“Proposal 4”)
5.	To approve the amendment of the Company’s Certificate of Incorporation to increase the number of authorized shares of common stock from 500,000,000 shares to 1,000,000,000 shares (“Proposal 5”)
6.	To approve the compensation of the Company’s named executive officers (“Proposal 6”)
7.	To vote on the frequency with which future advisory votes on the compensation of the Company’s named executive officers will be conducted (“Proposal 7”)

Our Board of Directors recommends that you vote FOR each of the director nominees on Proposal 1, FOR each of Proposals 2 through 6, and “1 YEAR” on Proposal 7. In addition, leading proxy advisory firm, Institutional Shareholder Services (ISS), has also recommended that stockholders vote FOR the election of each of the director nominees (Proposal 1), FOR Proposals 2 through 6, and ONE YEAR with respect to Proposal 7.

According to our latest records, your vote on these proposals has not yet been received. Approval of Proposal 5 requires the affirmative vote of the holders of a majority of the shares of our common stock outstanding as of February 10, 2023, the record date for the Annual Meeting. If your shares are held by a broker or nominee and you have not instructed such broker or nominee on how to vote your shares on Proposal 5, your shares will not be voted on Proposal 5 if such broker or nominee does not exercise its discretion to vote your shares. Such a failure to vote your shares will have the same effect as a vote against Proposal 5, so please provide voting instructions to your broker or nominee today.

If Proposal 5 is not approved by our stockholders, it will impede our ability to raise equity capital should the need arise.  If we are not able to raise equity capital, it may cause the loss of significant business opportunities, prevent the commercialization of our advanced technologies or completion of projects and limit our ability to execute on our business plan, any of which could adversely affect our financial performance, growth and ability to continue our operations.

YOUR PARTICIPATION IS VERY IMPORTANT – PLEASE VOTE TODAY!

Please take a moment to refer to the enclosed voting instruction form to vote your shares. You may also contact Alliance Advisors, our proxy solicitation agent, in the U.S. toll-free at 888-490-5067 or internationally at 1-551-210-9928 for assistance with voting your shares. Thank you.

IF YOU RECENTLY SUBMITTED YOUR VOTE, PLEASE DISREGARD THIS REQUEST